UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

January 7, 2015
Date of Report (Date of earliest event reported)

Rovi Corporation
(Exact name of registrant as specified in its charter)

      Delaware                                     000-53413                                     26-1739297
(State or other jurisdiction of                 (Commission                               (I.R.S. employer
incorporation or organization)                         File No.)                                identification number)

2830 De La Cruz Boulevard
Santa Clara, California 95050
(Address of principal executive offices, including zip code)

(408) 562-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02    Results of Operations and Financial Condition

On January 7, 2015, at an investor presentation in Las Vegas, Nevada, Rovi Corporation (the “Company”) will present a corporate overview and financial update, which presentation includes an update to the Company's previously-disclosed financial estimates for 2014, the Company's financial estimates for 2015 and certain additional information. The presentation was announced by a widely disseminated press release and will be made available to the public via webcast, and the slides that accompany the presentation will be available to the public at the time of the webcast through the Company's website.

Rovi now estimates that fiscal year 2014 revenue will be between $538 million and $542 million, Adjusted EBITDA will be between $228 million and $232 million and Non-GAAP EPS will be between $1.69 and $1.73. Rovi estimates Q4 2014 revenue of between $130 million and $134 million and Q4 Non-GAAP EPS of between $0.39 and $0.43. Rovi is in the process of completing its customary year-end audit and expects to report its fourth fiscal quarter and full fiscal year 2014 results in February 2015.

During the presentation, the Company will present 2015 estimates of $535 million to $565 million in revenue, $205 million to $235 million in Adjusted EBITDA and $1.55 to $1.85 in Non-GAAP EPS. The Company will present the 2014 and 2015 estimates by sales vertical, segment and by strategic area of focus.

During the presentation, the Company will also present information about revenue from its IP Licensing business, including that the Company had IP Licensing revenue of $293 million in 2013. The Company will also present that based on the applicable midpoints, the Company estimates it will have IP Licensing revenue of approximately $285 million in 2014 and approximately $299 million in 2015. Additionally, the Company will present that at the midpoint of the Company's estimates for 2014 and 2015, the Company estimates IP Licensing Non-GAAP Total COGS and OpEx excluding depreciation will be approximately $60 million in 2014 and $66 million in 2015.

During the presentation, the Company will also present information about revenue from its Product business, including that the Company had Product revenue of $244 million in 2013. The Company will also present that based on the applicable midpoints, the Company estimates it will have Product revenue of approximately $255 million in 2014 and approximately $251 million in 2015. Additionally, the Company will present that at the midpoint of the Company's estimates for 2014 and 2015, the Company estimates Product Non-GAAP Total COGS and OpEx excluding depreciation will be approximately $198 million in 2014 and $210 million in 2015.

During the presentation, the Company will also present estimates for cost structure (the combination of Non-GAAP cost of goods sold (“COGS”) and Non-GAAP total operating costs (“OpEx”)) for 2014 and 2015. In the presentation, based upon the Non-GAAP EPS midpoints, the Company estimates 2014 Non-GAAP COGS will be approximately $97 million and 2014 Non-GAAP OpEx will be approximately $230.5 million (for a total of approximately $327.5 million) and 2015 Non-GAAP COGS will be approximately $103 million and 2015 Non-GAAP OpEx will be approximately $246.5 million (for a total of approximately $349.5 million). During the presentation, the Company will also present information that it repurchased a total of 8.3 million shares of its common stock during 2014. The Company will also provide information on management of its capital structure, including that it estimates it will repurchase 5 million shares of its common stock in 2015.

Non-GAAP Information

Rovi Corporation provides non-GAAP financial information to assist investors in assessing its current and future operations in the way that its management evaluates those operations. Non-GAAP COGS, Non-GAAP OpEx, Non-GAAP Total COGS and OpEx, Non-GAAP Operating Income, Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS are supplemental measures of the Company’s performance that are not required by, and are not presented in accordance with, GAAP.

Non-GAAP COGS is defined as GAAP cost of revenues excluding equity-based compensation and transition and integration expenses.

Non-GAAP Total OpEx is defined as the sum of GAAP research and development and selling, general and administrative expenses, depreciation and gain on sale of patents excluding equity based compensation and transaction, transition and integration expenses.

Non-GAAP Total COGS and OpEx is defined as GAAP Total Operating costs and expenses, excluding equity-based compensation, amortization of intangible assets, restructuring and asset impairment charges and transaction, transition and integration expenses.

Non-GAAP Operating Income (or Non-GAAP Operating Margin) is defined as GAAP operating income from continuing operations adding back non-cash items other than depreciation (such as equity-based compensation, amortization of intangibles, and asset impairment charges) and items required to be recorded under GAAP that impact comparability, but that the Company believes are not indicative of its core operating results (such as transaction, transition, integration and restructuring costs). While depreciation expense is a non-cash item, it is included in Non-GAAP Operating Income as management considers it a proxy for capital expenditures.

Adjusted EBITDA (or Adjusted EBITDA Margin) is defined as GAAP operating income from continuing operations adding back non-cash items (such as equity-based compensation, amortization of intangibles, depreciation and asset impairment charges) and items required to be recorded under GAAP that impact comparability, but that the Company believes are not indicative of its core operating results (such as transaction, transition, integration and restructuring costs).

Non-GAAP Net Income is defined as GAAP income from continuing operations, net of tax, adding back all of the adjustments used in calculating Non-GAAP Operating Income and further adding back non-cash items (such as the amortization or write-off of debt issuance costs, non-cash interest expense recorded on convertible debt under ASC 470-20, mark-to-market fair value adjustments for interest rate swaps, caps and foreign currency collars and discrete tax items including reserves, and gains from the release of Sonic payroll tax withholding liabilities related to a stock option review) and items required to be recorded under GAAP which impact comparability, but that the Company believes are not indicative of its core operating results (such as payments to note holders and for expenses in connection with the early redemption or modification of debt, and gains on sales of strategic investments.)

Non-GAAP EPS is calculated using Non-GAAP Net Income.

The Company’s management has evaluated and made operating decisions about its business operations primarily based upon Revenue, Non-GAAP Operating Income, Non-GAAP Net Income and Non-GAAP EPS. Management uses Non-GAAP Operating Income, Non-GAAP Net Income and Non-GAAP EPS as measures as they exclude items management does not consider to be “core costs” or “core proceeds” when making business decisions. Therefore, management presents these non-GAAP financial measures along with GAAP measures. For each such non-GAAP financial measure, the adjustment provides management with information about the Company’s underlying operating performance that enables a more meaningful comparison of its financial results in different reporting periods. For example, since Rovi Corporation does not acquire businesses on a predictable cycle, management excludes amortization of intangibles from acquisitions, transaction costs and transition and integration costs in order to make more consistent and meaningful evaluations of the Company’s operating expenses. Management also excludes the effect of restructuring and asset impairment charges, expenses in connection with the early redemption or modification of debt and gains on sale of strategic investments. Management excludes the impact of equity-based compensation to help it compare current period operating expenses against the operating expenses for prior periods and to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates, may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the equity-based compensation, and which, as it relates to stock options and stock purchase plan shares, is required for GAAP purposes to be estimated under valuation models, including the Black-Scholes model used by Rovi Corporation. Management excludes non-cash interest expense recorded on convertible debt under ASC 470-20, mark-to-market fair value adjustments for interest rate swaps, caps, foreign currency collars, and the reversals of discrete tax items including reserves as they are non-cash items and not considered “core costs” or meaningful when management evaluates the Company’s operating expenses. Management reclassifies the current period benefit or cost of the interest rate swaps from gain or loss on interest rate swaps and caps, net to interest expense in order for interest expense to reflect the swap rates, as these instruments were entered into to control the interest rate the Company effectively pays on its debt.

Management is using these non-GAAP measures to help it make budgeting decisions, including decisions that affect operating expenses and operating margin. Further, non-GAAP financial information helps management track actual performance relative to financial targets. Making non-GAAP financial information available to investors, in addition to GAAP financial information, may also help investors compare the Company’s performance with the performance of other companies in our industry, which may use similar financial measures to supplement their GAAP financial information.

Management recognizes that the use of non-GAAP measures has limitations, including the fact that management must exercise judgment in determining which types of charges should be excluded from the non-GAAP financial information. Because other companies, including companies similar to Rovi Corporation, may calculate their non-GAAP financial measures differently than the Company calculates its non-GAAP measures, these non-GAAP measures may have limited usefulness in comparing companies. Management believes, however, that providing non-GAAP financial information, in addition to GAAP financial information, facilitates consistent comparison of the Company’s financial performance over time. The Company provides non-GAAP financial information to the investment community, not as an alternative, but as an important supplement to GAAP financial information; to enable investors to evaluate the Company’s core operating performance in the same way that management does. Non-GAAP information is not a substitute for any performance measure derived in accordance with GAAP.

All statements contained herein, as well as oral statements that may be made by the Company or by officers, directors or employees of the Company acting on the Company’s behalf, that are not statements of historical fact, including but not limited to any description of the Company’s or its management’s future plans, objectives, or goals, constitute “forward-looking statements” and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Such factors include, among others, the Company’s estimates of future revenues, earnings, costs, investments and growth rates, business strategies, the Company’s plans to deliver its new products with the anticipated functionality and the Company’s assumptions and estimates relating to the discovery and monetization areas, the Company’ ability to pay down its debt, whether markets materialize as anticipated and customer demand for the Company’s technologies and integrated offerings. The statements made by the Company in this document are based upon current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such factors are addressed in the Company’s Report on Form 10-Q for the period ended September 30, 2014 and other documents as are filed with the Securities and Exchange Commission from time to time (available at www.sec.gov). The Company assumes no obligation, except as required by law, to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this presentation.

The information contained in this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Rovi Corporation, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rovi Corporation (Registrant)

Date: January 7, 2015	By:	/s/ Pamela Sergeeff
Pamela Sergeeff
EVP and General Counsel